SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2005

Commonwealth Telephone Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

0-11053 (Commission File Number)	23-2093008 (IRS Employer Identification No.)
100 CTE Drive Dallas, PA (Address of Principal Executive Offices)	18612-9774 (Zip Code)
(Registrant’s Telephone Number, Including Area Code: (570) 631-2700
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

   Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     John R. Birk has been appointed to the Board of Directors of Commonwealth Telephone Enterprises, Inc. (the “Company”), effective June 10, 2005.

     Mr. Birk is an operating executive of Evercore Partners. Evercore Partners, based in New York, NY, and Los Angeles, CA, manages private equity and venture capital investments, and provides financial and restructuring advisory services to corporate and investor clients. Mr. Birk has been associated with Evercore Partners since September 1995.

     Mr. Birk currently serves on the board of directors of Specialty Products & Insulation Co. (“SPI”). He became a director of SPI in December 1998 and was elected chairman in March 2004. Mr. Birk also serves on the board of directors of Security Associates International, Inc.

     The addition of Mr. Birk to the Company’s Board of Directors brings the total board membership to 10.

     A copy of the press release announcing the appointment of Mr. Birk to the Company’s Board of Directors is attached hereto as Exhibit 99.A and is hereby incorporated by reference.

   Item 9.01 Financial Statements and Exhibits

     (c) The following exhibit is filed with this Form 8-K.

Exhibit No.	Description

99.A	Text of Press Release of Commonwealth Telephone Enterprises, Inc., dated June 13, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH TELEPHONE ENTERPRISES, INC.

Date:	June 13, 2005	By:	/s/ Raymond B. Ostroski

			Name:	Raymond B. Ostroski
			Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.A	Text of Press Release of Commonwealth Telephone Enterprises, Inc., dated June 13, 2005.